Kronos Bio Reports Second Quarter 2024 Financial Results and Pipeline Update

— First patient in platinum-resistant high-grade serous ovarian cancer cohort was dosed on optimized dose and schedule with istisociclib (KB-0742); expect data update in 1H 2025 —

— KB-9558 IND-enabling studies for multiple myeloma remain on track to be completed in Q4 2024 —

— Pipeline update includes an additional indication for KB-9558 in HPV-driven tumors and a separate p300 program focused on autoimmune indications —

— $136.6 million cash and cash equivalents expected to fund operations into 2H 2026 —

SAN MATEO, Calif., and CAMBRIDGE, Mass., Aug 8, 2024 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to developing small molecule therapeutics that address cancers and other diseases driven by deregulated transcription, today reported recent business progress and financial results for the second quarter of 2024.

“We continue to make great progress, both in the clinic and in expanding our pipeline targeting deregulated transcription. We are on track to share a clinical update on istisociclib in platinum-resistant high-grade serous ovarian cancer patients in the first half of 2025,” said Nobert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. “In addition, we expect to dose our first relapsed/refractory multiple myeloma patient with KB-9558 in the first half of 2025 and are excited to announce HPV-driven tumors as another potential program for KB-9558. Our collaboration with Genentech and our internal discovery programs, including a new p300 program focused on autoimmune indications, continue to advance and we look forward to sharing our progress later this year.”

Company and Pipeline Updates

Deborah Knobelman, Ph.D., appointed as chief operating officer and chief financial officer
•Dr. Knobelman joined the Company on June 3, 2024 and oversees the finance, accounting, business development, investor relations and corporate strategy functions.

Istisociclib (KB-0742), a CDK9 inhibitor for platinum-resistant high-grade serous ovarian cancer
•Istisociclib cleared the 80mg four-days-on, three-days-off dose and schedule, and the first patient with platinum-resistant high-grade serous ovarian cancer was enrolled in July (link to press release); data expected in first half of 2025.
•At American Society of Clinical Oncology (ASCO) in June 2024, the Company presented updated study data from KB-0742-1001, the ongoing Phase 1/2 trial of istisociclib (KB-0742), an oral CDK9 inhibitor in relapsed or refractory transcriptionally addicted advanced solid tumors (link to poster).

KB-9558, a p300 lysine acetyltransferase (KAT) inhibitor for oncology indications
•p300 was identified as a critical cofactor of the interferon regulatory factor 4 (IRF4) transcription regulatory network in multiple myeloma, which led to the discovery of KB-9558, an inhibitor of the lysine acetyltransferase (KAT) domain of p300.
•Development of KB-9558 remains on track to complete IND-enabling studies in 2024 and the Company expects to enroll the first patient in a dose escalation study in relapsed/refractory multiple myeloma in the first half of 2025.

•Today the Company announced an additional opportunity for the potential use of KB-9558 in HPV-driven tumors. Data supporting p300 KAT inhibition in HPV-driven tumors will be presented later this year.

Novel p300 KAT inhibitor for autoimmune indications
•Given the role of IRF4 and p300 in B cells, T cells and other immune cells, the Company has begun exploring the utility of a p300 KAT inhibitor for autoimmune indications. The Company expects to provide an update on the role of p300 in inflammatory indications and announce a development candidate by the end of the year.

Second Quarter 2024 Financial Highlights

•Cash, cash equivalents and investments: With its ongoing and currently planned clinical programs and $136.6 million in cash, cash equivalents and investments as of June 30, 2024, the Company anticipates sufficient resources to fund its planned operations into the second half of 2026.

•R&D expenses: Research and development expenses were $13.8 million for the second quarter of 2024, which includes non-cash stock-based compensation expense of $0.8 million.

•G&A expenses: General and administrative expenses were $6.4 million for the second quarter of 2024, which includes non-cash stock-based compensation expense of $1.4 million.

•Impairment of long-lived assets and restructuring: For the second quarter of 2024, the Company incurred impairment of long-lived assets expense of $0.5 million and restructuring expense of less than $0.1 million.

•Net loss: Net loss for the second quarter of 2024 was $16.2 million, or $0.27 per share, including non-cash stock-based compensation expense of $2.2 million.

About Kronos Bio, Inc.

Kronos Bio, Inc (Nasdaq: KRON) is a clinical-stage company dedicated to developing small molecule therapeutics that address deregulated transcription, a hallmark of cancer and other diseases. Our proprietary discovery engine decodes complex transcription factor regulatory networks to identify druggable cofactors. We screen for and optimize small molecules that target these cofactors in a tumor-specific context. These efforts have yielded a preclinical pipeline along with two internally developed drug candidates. Istisociclib (KB-0742) targets CDK9 to address MYC deregulation in solid tumors and KB-9558 targets p300 to address IRF4 dependence in multiple myeloma.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit https://www.kronosbio.com or follow the Company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “anticipate,” “believe,” “could,” “expect,” “plan,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the timing of the next expected efficacy update for istisociclib (KB-0742) and other data and development candidate updates; the timing for the first-in-human-study of KB-5998; projected cash runway, potential programs in Kronos Bio’s pipeline; the potential of Kronos Bio’s product candidates, pipeline and its proprietary discovery engine; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: changes in the macroeconomic environment or competitive landscape that impact Kronos Bio’s business; whether Kronos Bio will be able to progress its clinical trials on the timelines anticipated, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies, early clinical trials (including preliminary results) and pharmacokinetic modeling are not necessarily predictive of future results; risks associated with enrolling clinical trials; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, being filed with the SEC later today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$2,688	$1,864	$5,208	$3,084
Operating expenses:
Research and development	$13,765	$20,809	$27,987	$40,467
General and administrative	6,368	10,307	13,874	20,363
Impairment of long-lived assets and restructuring	578	2,916	13,364	2,916
Total operating expenses	20,711	34,032	55,225	63,746
Loss from operations	(18,023)	(32,168)	(50,017)	(60,662)
Other income (expense), net:
Interest and other expense, net	1,823	2427	3,860	4,683
Total other income (expense), net	1,823	2,427	3,860	4,683
Net loss	$(16,200)	$(29,741)	(46,157)	(55,979)
Other comprehensive loss:
Net unrealized loss on available-for-sale securities	13	(109)	(55)	323
Net comprehensive loss	$(16,187)	$(29,850)	$(46,212)	$(55,656)
Net loss per share, basic and diluted	$(0.27)	$(0.52)	$(0.77)	$(0.98)
Weighted average shares of common stock, basic and diluted	60,100	57,398	59,810,229	57,273,284

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Cash, cash equivalents and investments	$136,646	$174,986
Total assets	164,273	213,279
Total liabilities	41,127	54,201
Total stockholders’ equity	123,146	159,078

Investor & Media Contact:
Margaux Bennett
Vice President, Corporate Development and Investor Relations, Kronos Bio
mbennett@kronosbio.com